Exhibit 32.1

CERTIFICATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SS. 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report (the “Report”) of Digerati Technologies, Inc. (the “Company”) on Form 10-Q for the period ending January 31, 2024, as filed with the Securities and Exchange Commission on the date hereof, I, Craig K. Clement, Chairman of the Board of Directors and Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that,

1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	the information in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ Craig K. Clement
Chairman of the Board of Directors &
Interim Chief Executive Officer
March 22, 2024